UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 24, 2020

SUNNYSIDE BANCORP, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55005	46-3001280
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

56 Main Street, Irvington, New York	10533
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 591-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders was held on June 24, 2020. The matters listed below were submitted to a vote of the stockholders through the solicitation of proxies, and the proposals are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 27, 2020. The final results of the stockholder vote are as follows:

Proposal 1 – Election of Directors

The shareholders elected each director nominated to serve for a term of three years as follows:

	For	Withheld	Broker-Non Votes

Gerardina Mirtuono	310,266	194,708	222,620

Timothy D. Sullivan	380,884	124,090	222,620

Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm

The shareholders approved the ratification of the appointment of Fontanella Associates LLC, as the Company’s independent registered public accounting firm for the year ending December 31, 2020 as follows:

For	Against	Abstain

677,939	46,766	6,539

Proposal 3 – A non-binding proposal to give advisory approval regarding the compensation of the Company’s named executive officers

The shareholders approved the resolution regarding the compensation of the Company’s named executive officers as disclosed in the proxy statement as follows:

For	Against	Abstain	Broker-Non Votes

286,897	189,942	31,785	222,620

Item 9.01. Financial Statements and Exhibits

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUNNYSIDE BANCORP, INC.

DATE: June 29, 2020	By:	/s/ Timothy D. Sullivan
Timothy D. Sullivan
President and Chief Executive Officer